Exhibit 99.1

Target Group Inc. completes acquisition of Massachusetts-based CannaKorp, Inc., makers of the innovative, pod-based WISP™ Vaporizer

TORONTO, ON, March 5, 2019 /CNW/ - Target Group Inc. (OTCQB: CBDY) (“Target Group” or the “Company”), is pleased to announce today, that effective March 1st, 2019, it completed its acquisition of Massachusetts-based CannaKorp, Inc. ("CannaKorp") in a stock-for-stock exchange. The acquisition was completed with 99.8% of CannaKorp shareholders approving and exchanging their shares for Target Group stock. Following the close of the acquisition, CannaKorp will continue its business operations as a subsidiary of Target Group. CannaKorp is the holder of the patent-pending WISP™ Vaporizing system.

The WISP™ is a pod-based herbal vaporizing system that uses precisely measured, sealed and tested WISP™ Pods containing dried, ground cannabis or botanicals and gives consumers the predictability and assurance to know what and how much they are inhaling every time, without the hassle of grinding, measuring, and packing, as with other flower-based vapor consumption devices.  For the rapidly evolving market of cannabis consumers who prefer vaporization, Wisp™ presents a proven method of delivery with unique bioavailability benefits and avoids the health concerns associated with the combustion of cannabis and other herbs.

With this acquisition, Target Group is acquiring CannaKorp’s operations in the United States, enabling expansion of cannabis operations, and positioning Target Group for global distribution. The Company will continue executing its global expansion strategy, which is focused on acquiring and developing quality brands and long-term growth in crucial markets across the globe.

“We are very excited to close this strategic acquisition of CannaKorp, which will allow Target Group to expand our operations and brands in the US and around the world,” said Rubin Schindermann, Chief Executive Officer for Target Group. “The WISP™ is an innovative inhalation consumption device that will attract many mainstream consumers into both the medical and adult use cannabis, CBD and herbal remedy market because it is so convenient, consistent and easy to use. WISP™ Pods give us a platform to provide the market with unique and proprietary blends of whole flower vaporization products.”

About Target Group Inc. (OTCQB: CBDY)

Target Group, Inc. is a diversified and vertically integrated, progressive company with focus on both national and international presence. The Company owns and operates Canary Rx Inc, a final-stage, Canadian licensed producer, regulated under The Cannabis Act. Canary Rx Inc, operates a 44,000 square foot facility located in Norfolk County, Ontario, and has partnered with Dutch breeder, Serious Seeds, to cultivate exclusive & world class proprietary genetics. The Company has begun structuring multiple international production and distribution platforms and intends to continue rapidly expanding its global footprint as it focuses on building an iconic brand portfolio whose focus aims at developing cutting edge Intellectual Property among the medical and recreational cannabis markets. Target Group is committed to building industry-leading companies that transform the perception of cannabis and responsibly elevate the overall consumer experience. www.targetgroupinc.ca

About CannaKorp

CannaKorp, Inc. is a Massachusetts-based technology start-up company that is simplifying and improving the experience for consumers interested in vaporizing natural herbs. CannaKorp has developed the world’s first single-use pod, herbal vaporizer system, delivering unprecedented quality, convenience and consistency. The complete system includes the ground breaking vaporizer device, WISP™; single-use, precisely measured pods containing pre-ground, lab-tested botanical herbs called WISP Pods™; and a proprietary pod-filling process. CannaKorp, Inc. was founded on care and commitment to patients and consumers, and is guided by a philosophy of social and environmental responsibility. Uniquely positioned to address a significant and important market need, CannaKorp is continuously seeking partners who share its vision of bringing a revolutionary new approach to this rapidly expanding industry. www.cannakorp.com

Forward-Looking Statements Disclaimer: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "ongoing," "plan," "potential," "predict," "project," "should," "will," "would," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

Rubin Schindermann

Chief Executive Officer

647 927 4644

SOURCE: TARGET GROUP Inc.